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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statements Form S-8 (No. 333-31820), Form S-8 (No. 333-43412) and Form S-8 (No. 333-68292) pertaining to the HealthTronics Surgical Services, Inc. Stock Option Plan of our report dated March 8, 2002, with respect to the consolidated financial statements of HealthTronics Surgical Services, Inc. and Subsidiaries included in this Annual Report (Form 10-KSB) for the year ended December 31, 2001.

Atlanta, Georgia
March 29, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS